Exhibit 10.4

2008 RESTATEMENT
NATIONAL FUEL GAS COMPANY
AND PARTICIPATING SUBSIDIARIES
EXECUTIVE RETIREMENT PLAN
AMENDMENT NO. 3

    Under Section 8.2 of the National Fuel Gas Company and Participating Subsidiaries Executive Retirement Plan (the “Plan”), National Fuel Gas Company reserved the right to amend, restate or otherwise change the Plan. This Amendment No. 3 of the Plan (“Amendment”) is adopted to designate the Chief Executive Officer of National Fuel Gas Company as the individual solely responsible for selecting and monitoring the members of the Committee. The changes in this Amendment are effective January 1, 2021.

    This Amendment supersedes the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

    The Plan is amended in the following respects:

1.    Article 2 (“Definitions”) is amended by revising section 2.9 (“Committee”) to read as follows:

2.9    Committee means the committee appointed from time to time by the Chief Executive Officer of National Fuel Gas Company to administer the Plan.

2.    In all other respects, the Plan remains unchanged.

                        NATIONAL FUEL GAS COMPANY

                        By:    /s/ D. P. Bauer
                        Name: D. P. Bauer
                        Title:     President
                        Date:    December 14, 2020